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                          PINNACLE RESOURCES, INC.
                     INCORPORATED UNDER THE LAWS OF WYOMING

NO.                                                                   SHARES

THIS CERTIFIES THAT                        is the owner of
Shares of the Capital Stock of PINNACLE RESOURCES, INC. transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate preperly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the
Corporation this            day      of                     A.D.